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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934





                                 AUGUST 5, 1999
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                Date of Report (Date of earliest event reported)


                       ILLINOIS SUPERCONDUCTOR CORPORATION
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             (Exact name of registrant as specified in its charter)




        DELAWARE                0-22302                   36-3688459
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                451 KINGSTON COURT, MT. PROSPECT, ILLINOIS 60056
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           (Address of principal executive offices)        (Zip Code)


                                 (847) 391-9400
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

         On August 5, 1999, Illinois Superconductor Corporation (the "Company") issued a press release announcing the Company's financial results for the second quarter ended June 30, 1999. The Company also announced in such press release that the previously disclosed Delaware derivative lawsuit filed in 1998 by Jonathan Greenwald against the Company and several of its current and former directors has been dismissed. A copy of the August 5, 1999 press release is attached hereto as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         Exhibit 99.1: Press Release issued by Illinois Superconductor Corporation (the "Company") on August 5, 1999 announcing the Company's financial results for the second quarter ended June 30, 1999. The Company also announced in such press release that the previously disclosed Delaware derivative lawsuit filed in 1998 by Jonathan Greenwald against the Company and several of its current and former directors has been dismissed.













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                                    SIGNATURE


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                               ILLINOIS SUPERCONDUCTOR CORPORATION



                               By: /s/ William M. Kochlefl
                                   ---------------------------------------------
                                   William M. Kochlefl
                                   Vice President, General Counsel and Secretary

Date: August 5, 1999












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                                  EXHIBIT INDEX



   EXHIBIT                          DESCRIPTION OF EXHIBITS
     NO.                            -----------------------
    ----
     99.1 Press Release issued by Illinois Superconductor Corporation (the "Company") on August 5, 1999 announcing the Company's financial results for the second quarter ended June 30, 1999. The Company also announced in such press release that the previously disclosed Delaware derivative lawsuit filed in 1998 by Jonathan Greenwald against the Company and several of its current and former directors has been dismissed.











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